SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) March 22, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-10764	ENTERGY ARKANSAS, INC. (An Arkansas corporation) 425 West Capitol Avenue, 40th Floor Telephone (501) 377-4000	71-0005900

Item 5.03. Amendments to Articles of Incorporation.

On March 22, 2006, Entergy Arkansas, Inc. ("EAI" or the "Company") filed with the Secretary of State of the State of Arkansas, Articles of Amendment to its Amended and Restated Articles of Incorporation. The Articles of Amendment create and provide the distinguishing characteristics of EAI's 6.45% Preferred Stock, Cumulative, $25 Par Value, which amendment was effective upon filing with the Arkansas Secretary of State. The amendment is attached hereto as Exhibit 3(i). The Amended and Restated Articles of Incorporation of EAI, as they have been amended by this amendment, is attached to this Report as Exhibit 3(ii).

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
3(i)	Articles of Amendment effective March 22, 2006, to the Company's Amended and Restated Articles of Incorporation.
3(ii)	Amended and Restated Articles of Incorporation of Entergy Arkansas, Inc., as amended, effective March 22, 2006.
99.1

Underwriting Agreement effective as of March 20, 2006 by and among Entergy Arkansas, Inc. and Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Schedule I thereto, relating to the issuance and sale by Entergy Arkansas, Inc. of 3,000,000 shares of its 6.45% Preferred Stock, Cumulative, $25 Par Value on March 24, 2006 pursuant to a Prospectus Supplement dated March 20, 2006 to a Prospectus dated March 16, 2006 in Registration Statement File No. 333-127780.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Arkansas, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: March 28, 2006